UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2026

METROPOLITAN BANK HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-38282	13-4042724
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

99 Park Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

(212) 659-0600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2026, Metropolitan Bank Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Hovde Group, LLC as representatives of the underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to issue and sell, and the Underwriters agreed to purchase, subject to and on the conditions set forth therein, 2,100,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a registered public offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-283534) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 315,000 shares of Common Stock. The Offering is expected to close on February 27, 2026.

The net proceeds from the Offering to the Company will be approximately $169.3 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold in this Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 7.01	Regulation FD Disclosure.

On February 25, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished in this Current Report on 8-K, pursuant to this Item 7.01, as Exhibit 99.1, and is incorporated herein by reference.

The information provided under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information under this Item 7.01, including Exhibit 99.1, is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 25, 2026, by and among Metropolitan Bank Holding Corp., UBS Securities LLC and Hovde Group, LLC as representatives of the underwriters named therein.
5.1	Opinion of Duane Morris LLP
23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)
99.1	Press Release dated February 25, 2026
104	The cover page from the Company’s Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: February 26, 2026	By:	/s/ Daniel F. Dougherty
Daniel F. Dougherty
Executive Vice President and Chief Financial Officer